EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
JANUARY 16, 2014		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES $0.11 SPECIAL CASH DIVIDEND

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a $1.1 billion community bank holding company with two bank subsidiaries announced today that it will pay a special cash dividend of $0.11 per share on its common stock.  At its regularly scheduled January meeting, the board of directors declared an $0.11 per share special dividend to common shareholders of record on January 27, 2014.  The cash dividend will be paid to shareholders on January 31, 2014.

President and CEO, Robert W. Walker stated, “This special dividend declared by the board is in addition to our regular quarterly dividend paid at the end of each quarter.  We are very pleased to be able to return this additional amount to our shareholders.”

Certain Statements contained in this news release, including without limitation, statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.